Franklin Auto Trust 2000-1
Monthly Servicing Report

Collection Period:                                         December 2001
Distribution Date:                                         January 15, 2002
Number of Days in Distribution Period:                     30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,349       63,679,578.31       9.50%           63.66               59.73              3.93
      ii.    Non-Prime Loans          3,571       55,247,782.00      14.74%           65.27               61.65              3.62
      iii.   Sub-Prime Loans            341        4,075,522.40      20.06%           60.28               56.38              3.90
      iv.    Total Loans              8,261      123,002,882.71      12.20%           64.27               60.48              3.79

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  76,000,000.00   7.02%     08/15/2003   35242RAE4
      ii.    Class A-2 Notes  47,002,000.00   7.25%     10/15/2007   35242RAF1

   C.  Spread Account

      i.   Initial Cash Deposit                 1,845,043.24
      ii.  Spread Account Floor Amount          2,460,057.65
      iii. Specified Spread Account Amount      5.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  4,920,115.31


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                     Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              2,894      29,183,914.97        9.49%           65.08               40.44              24.64
      ii.    Non-Prime Loans          2,219      25,851,747.78       14.58%           66.33               42.68              23.65
      iii.   Sub-Prime Loans            194       1,809,079.39       19.61%           62.02               38.33              23.69
      iv.    Total Loans              5,307      56,844,742.14       12.13%           65.55               41.39              24.16

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes               9,842,742.14           0.00
      11.                                 47,002,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                 2,480,278.98
      ii.    Payment Provider Commitment                   821,919.53

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                        0.00
      ii.    Surety Fee Shortfall                                0.00
      iii.   Unreimbursed Surety Draws                           0.00
      iv.    Unreimbursed Insurer Optional Deposit               0.00
      v.     Excess Servicing Fee Shortfall                    459.27


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans         149,739.60    23,403.33      41,183.70    4,204.49     45,388.19              78,535.98
      ii.    Non-Prime Loans     579,740.73   137,279.15      65,864.89   79,397.41    117,016.60             158,542.86
      iii.   Sub-Prime Loans      86,277.71         0.00           0.00        0.00          0.00              25,613.74
      iv.    Total Loans         815,758.04   160,682.48     107,048.59   83,601.90    162,404.79             262,692.58

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              12           2              2          1                      3                   5
      ii.    Non-Prime Loans          51          11              5          6                      8                  13
      iii.   Sub-Prime Loans          10           0              0          0                      0                   3
      iv.    Total Loans              73          13              7          7                     11                  21

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.51%        0.08%          0.14%      0.01%               0.16%                   0.27%
      ii.    Non-Prime Loans        2.24%        0.53%          0.25%      0.31%               0.45%                   0.61%
      iii.   Sub-Prime Loans        4.77%        0.00%          0.00%      0.00%               0.00%                   1.42%
      iv.    Total Loans            1.44%        0.28%          0.19%      0.15%               0.29%                   0.46%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.41%        0.07%          0.07%      0.03%               0.10%                   0.17%
      ii.    Non-Prime Loans        2.30%        0.50%          0.23%      0.27%               0.36%                   0.59%
      iii.   Sub-Prime Loans        5.15%        0.00%          0.00%      0.00%               0.00%                   1.55%
      iv.    Total Loans            1.38%        0.24%          0.13%      0.13%               0.21%                   0.40%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              2,810      27,903,057.84        9.49%           65.15               39.75              25.40
      ii.    Non-Prime Loans          2,161      24,865,865.23       14.58%           66.40               42.11              24.29
      iii.   Sub-Prime Loans            188       1,713,626.70       19.63%           62.06               37.73              24.33
      iv.    Total Loans              5,159      54,482,549.77       12.13%           65.62               40.76              24.86

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans         167,407.42     9,866.34      23,403.33   21,291.92     25,887.75              24,107.99
      ii.    Non-Prime Loans     672,951.79   195,655.83      87,859.41   37,428.75     91,622.16             122,772.06
      iii.   Sub-Prime Loans      83,729.84    51,981.96           0.00        0.00     44,041.29                   0.00
      iv.    Total Loans         924,089.05   257,504.13     111,262.74   58,720.67    161,551.20             146,880.05

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              12          1              2             2              3                        2
      ii.    Non-Prime Loans          58         20              7             4              7                       10
      iii.   Sub-Prime Loans           9          5              0             0              3                        0
      iv.    Total Loans              79         26              9             6             13                       12

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.60%       0.04%          0.08%         0.08%           0.09%                    0.09%
      ii.    Non-Prime Loans        2.71%       0.79%          0.35%         0.15%           0.37%                    0.49%
      iii.   Sub-Prime Loans        4.89%       3.03%          0.00%         0.00%           2.57%                    0.00%
      iv.    Total Loans            1.70%       0.47%          0.20%         0.11%           0.30%                    0.27%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.43%       0.04%          0.07%         0.07%           0.11%                    0.07%
      ii.    Non-Prime Loans        2.68%       0.93%          0.32%         0.19%           0.32%                    0.46%
      iii.   Sub-Prime Loans        4.79%       2.66%          0.00%         0.00%           1.60%                    0.00%
      iv.    Total Loans            1.53%       0.50%          0.17%         0.12%           0.25%                    0.23%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                           423,622.71
             b.  Principal Collections                        2,204,923.63
      ii.    Rule of 78's Contracts
             a.  Interest Collections                             3,191.80
             b.  Principal Collections                           10,388.69
      iii.   Net Liquidation Proceeds                            64,414.50
      iv.    Post Disposition Recoveries                          6,219.42
      v.     Rebates of Capitalized Insurance Premiums                0.00
      vi.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Payaheads
      i.     Beginning Payahead Account Balance                   4,952.82
      ii.    Deposit to Payahead Account
             a.  Principal & Interest Collections                   346.99
      iii.   Withdrawal from Payahead Account
             a.  Principal & Interest Collections                   805.56
      iv.    Net Change in Payahead Account
             a.  Principal & Interest Collections                  -458.57
      v.     Ending Payahead Account Balance                      4,494.25

   E.  Total Available
      i.     Total Interest Collections                         426,814.51
      ii.    Total Principal Collections                      2,279,726.82
      iii.   Collected Funds                                  2,706,541.33
      iv.    Reinvestment Income Collected in Spread Account      4,507.61

   F.  Month End Pool Balance
      i.     Beginning Pool Balance                          56,844,742.14
      ii.    Principal Collections                            2,279,726.82
      iii.   Realized and Cram-Down Losses                       82,465.55
      iv.    Month End Pool Balance                          54,482,549.77

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        24,319.93
             b.  Non-prime Receivables @ 1.50%                   32,314.68
             c.  Sub-prime Receivables @ 2.00%                    3,015.13
             d.  Total Servicing Fee                             59,649.75
             e.  Total Receivables @ 1.25%                       59,213.27
      ii.    Base Servicing Fee (less of id. and ie.)            59,213.27
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                               436.47
      v.     Previous Additional Servicing Fee Shortfall            459.27
      vi.    Total Additional Servicing Fee                         895.74
      vii.   Supplemental Servicing Fee                          33,467.95
      viii.  Total Supplemental Servicing Fee                    33,467.95

   B.  Surety Fee
      i.     Surety Fee Rate                                          0.165%
      ii.    Base Surety Fee Due                                  7,816.15
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                 7,816.15

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        7.02%         30         57,580.04     0.00             0.00             57,580.04
      ii.    Class A-2 Notes        7.25%         30        283,970.42     0.00             0.00            283,970.42
      iii.   Total                  7.21%         30        341,550.46     0.00             0.00            341,550.46

Section IV. Distribution Calculations

   D.  Bond Principal

      i.     Beginning Note Balance                           56,844,742.14
      ii.    Current Pool Balance                             54,482,549.77
      iii.   Principal Distributable Amount                    2,362,192.37

   E.  Total Required Distributions                            2,770,772.26
   F.  Total Available Funds                                   3,712,760.75
   G.  Required Distribution Shortfall                            58,011.50
   H.  Cash Available in Spread Account                        2,484,786.59
   I.  Reserve Account Draw                                       58,011.50
   J.  Payment Provider Commitment                               821,919.53
   K.  Payment Provider Required Payment Amount                        0.00
   L.  Surety Draw                                                     0.00
   M.  Insurer Optional Deposit                                        0.00
   N.  Total Cash Available for Distributions                  2,770,772.25

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 2,770,772.25

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -----------------------------------------------------------------------------
   B.  Servicing Fee                                    59,213.27         59,213.27                0.00      2,711,558.98
   C.  Surety Fee                                        7,816.15          7,816.15                0.00      2,703,742.83
   D.  Note Interest                                   341,550.46        341,550.46                0.00      2,362,192.37
   E.  Principal Distributable Amount                2,362,192.37      2,362,192.37                0.00              0.00
   F.  Interest on Unreimbursed Surety Draws                 0.00              0.00                0.00              0.00
   G.  Reimbursement of Previous Surety Draws                0.00              0.00                0.00              0.00
   H.  Reimbursement of Insurer Optional Deposits            0.00              0.00                0.00              0.00
   I.  Reserve Deposit                               2,199,560.36              0.00        2,199,560.36              0.00
   J.  Payment of Additional Servicing Fee                 895.74              0.00              895.74              0.00
   K.  Deposit to Certificate Distribution Acct.             0.00              0.00                0.00              0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       9,842,742.14      2,362,192.37      7,480,549.78     57,580.04       57,580.04          0.00
   B.  Class A-2 Notes      47,002,000.00              0.00     47,002,000.00    283,970.42      283,970.42          0.00
   C.  Total                56,844,742.14      2,362,192.37     54,482,549.78    341,550.46      341,550.46          0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                 -1.06%
      ii.    Previous Month                                 0.47%
      iii.   Second Previous Month                          1.39%
      iv.    Three-Month Average                            0.31%
      v.     Previous Three Month Average                   0.89%
      vi.    Second Previous Three Month Average            1.24%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                               YES
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,460,057.65
      ii.    Spread Account Specified Amount        2,996,540.24
      iii.   Spread Account Maximum Amount          5,448,254.98
      iv.    Spread Account Required Amount         4,626,335.45

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                               0.00            0.00      2,426,775.09     821,919.53
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00            0.00      2,426,775.09     821,919.53
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00            0.00      2,426,775.09     821,919.53
      iv.    Deposit to Spread Account from Waterfall                        0.00            0.00      2,426,775.09     821,919.53
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                     0.00            0.00      2,426,775.09     821,919.53
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00            0.00      2,426,775.09     821,919.53
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00            0.00      2,426,775.09     821,919.53
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00            0.00      2,426,775.09     821,919.53
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00            0.00      2,426,775.09     821,919.53

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.75%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                  569
   M.  Balance of Loans Extended During the Current
         Collection Period                                         6,573,341.40

Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period   Current      Current Period
                              Cumulative       Current Period     Cumulative      Period         Prepayment
                              Charge Offs       Charge-Offs           Losses      Losses           Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans         889,403.89          24,107.99        409,559.63    13,516.11         1.4637%
   Ii.    Non-Prime Loans   3,290,751.31         122,772.06      1,630,573.11    63,298.41         1.3680%
   iii.   Sub-Prime Loans     315,444.52               0.00        148,897.14      -568.39         1.8740%
   iv.    Total Loans       4,495,599.72         146,880.05      2,189,029.88    76,246.13         1.4395%




/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
- -------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President